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                                                                   EXHIBIT 3.2


                                     BY-LAWS
                                       OF
                           PRINCETON VIDEO IMAGE, INC.

                               ARTICLE I - OFFICES

      SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the "Board").

      SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other place(s) within or without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.


                            ARTICLE II - STOCKHOLDERS

      SECTION 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at the principal office of the Corporation or at such place within or without the State of Delaware as the Board shall authorize, or in the case of special meetings, at the place specified in the notice of the meeting.

      SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for such other business as may properly come before the meeting shall be held at such date and time as may be designated by the Board.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the Board or at the request in writing by any stockholder owning shares of the Corporation's capital stock. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

      SECTION 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Written notice of the time, place and purpose or purposes of every meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at the meeting.

      When a meeting is adjourned to another time or place, it shall not be necessary, unless the Bylaws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at


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the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if adjournment is for more than thirty (30) days, or if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice.

      SECTION 5. WAIVER OF NOTICE. Notice of meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

      SECTION 6. ACTION BY STOCKHOLDERS WITHOUT A MEETING. To the fullest extent permitted by law, whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, the meeting, prior notice thereof and the vote of stockholders may be dispensed with if the holders of shares of stock of the Corporation having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

      SECTION 7. QUORUM. Except as otherwise provided by statute or the Certificate of Incorporation of the Corporation, the presence, in person or by proxy, of stockholders holding a majority of the shares of the stock of the Corporation generally entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. In the absence of a quorum at any meeting or any adjournment thereof, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without any notice other than announcement at the meeting of the time and place of the adjourned meeting, until the requisite amount of shares entitled to vote thereat shall be present.


                             ARTICLE III - DIRECTORS

      SECTION 1. BOARD OF DIRECTORS. Subject to any provision in the Certificate of Incorporation, the business of the Corporation shall be managed by its Board, each of whom shall be at least 18 years of age.


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      SECTION 2. NUMBER OF DIRECTORS. The authorized number of the directors of the Corporation shall be established from time to time by the Board.

      SECTION 3. TERM OF DIRECTORS. At each annual meeting the stockholders shall elect directors to hold office until the next succeeding annual meeting, except as otherwise required by the Certificate of Incorporation or the Bylaws in the case of classification of directors. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. A director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

      SECTION 4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the Board, and newly created directorships resulting from an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until his successor shall have been elected and qualified. If, for any reason, the Corporation shall at any time have no directors then in office, any stockholder may call a special meeting of stockholders for the election of directors and, over his/her signature, shall give notice of such meeting in accordance with these Bylaws.

      SECTION 5. REMOVAL OF DIRECTORS. One or more or all of the directors of the Corporation may be removed for cause by the stockholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.

      SECTION 6. QUORUM OF BOARD OF DIRECTORS AND COMMITTEES. A majority of the entire Board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the Certificate of Incorporation shall provide that a greater or lesser number shall constitute a quorum, which in no case shall be less than the greater of two persons or one-third of the entire Board or committee, except that when a Board of one director is authorized, one director shall constitute a quorum.

      SECTION 7. ACTION OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as a unanimous vote of the Board or committee for all purposes.


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      SECTION 8. PLACE OF BOARD MEETINGS. Meetings of the Board may be held either within or without the State of Delaware.

      SECTION 9. ANNUAL MEETING. An annual meeting of the Board shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

      SECTION 10. NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT. Regular meetings of the Board may be held with or without notice. Special meetings of the Board shall be held upon notice to the directors and may be called by the president upon three (3) days' notice to each director either personally or by mail or by wire. Special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

      A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

      SECTION 11. EXECUTIVE AND OTHER COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the Board.

                              ARTICLE IV - OFFICERS

      SECTION 1. OFFICES, ELECTION, TERM, SALARIES, SECURITY. The officers of the Corporation shall be a chairman of the Board, a chief executive officer, a chief financial officer, a chief operating officer, a president, a secretary and a treasurer. In addition, the Board may elect additional officers such as one or more vice presidents and such assistant secretaries and assistant treasurers as the Board may deem proper. The officers shall be elected or appointed by the Board.

      Any two or more offices may be held by the same person.


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      Any officer elected or appointed as herein provided shall hold office until the next regular meeting of the Board following the annual meeting of stockholders or until a successor is elected or appointed and has qualified subject to earlier termination by removal or resignation.

      All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the Bylaws, or as may be determined by resolution of the Board not inconsistent with the Bylaws.

      The salaries of all officers shall be fixed by the Board.

      In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

      SECTION 2. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that may seem sufficient to the Board, the directors may, by a majority vote of the Board, delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.

      SECTION 3. REMOVAL AND RESIGNATION OF OFFICERS; FILLING OF VACANCIES. Any officer elected or appointed by the Board may be removed by the Board with or without cause.

      An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

      Any vacancy occurring among the officers, however caused, may be filled by election or appointment by the Board for the unexpired term.

      SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the Board shall preside at all meetings of the stockholders and of the Board. He shall have general and active management of the business of the Corporation, shall oversee the fulfillment of the Corporation's mission, and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the chairman of the Board, to any other officer or officers of the Corporation. He shall have the authority to execute bonds, mortgages and other contracts under the seal of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall


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have the general powers and duties of supervision and management usually vested in an executive officer and the chairman of the board of a corporation. He shall present a report of the condition of the business of the Corporation at each annual meeting of the stockholders and the Board. He shall perform such other duties as may from time to time be requested by the Board.

      SECTION 5. CHIEF EXECUTIVE OFFICER. The chief executive officer shall, in the absence of the chairman of the Board, preside at all meetings of the stockholders and of the Board. Acting under the direction of the Board and the chairman of the Board, he shall have general and active management of the business of the Corporation, shall oversee the marketing, business and strategic development efforts of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. He shall have the authority to execute bonds, mortgages and other contracts under the seal of the Corporation, except where the signing and execution thereof shall be expressly designated by the Board to some other officer or agent of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation. He shall perform such other duties as may from time to time be requested by the Board or by the chairman of the Board.

      SECTION 6. CHIEF FINANCIAL OFFICER. A chief financial officer, if one has been appointed, shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board, the chairman of the Board, the chief executive officer or the president.

      SECTION 7. PRESIDENT. The president shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board or the chairman of the Board.

      SECTION 8. CHIEF OPERATING OFFICER. A chief operating officer, if one has been appointed, shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board, the chairman of the Board, the chief executive officer or the president.

      SECTION 9. VICE-PRESIDENTS. During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the Board shall prescribe.

      SECTION 10. SECRETARY. The secretary shall attend all meetings of the Board and of the stockholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of stockholders and of special meetings of the Board; keep in safe custody the seal of the Corporation and affix it to any instrument when


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authorized by the Board; when required, prepare a list of stockholders or cause to be prepared and available at each meeting of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the Corporation as required by law or otherwise in a proper and same manner; and perform such other duties as may be prescribed by the Board.

      SECTION 11. ASSISTANT-SECRETARIES. During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the secretary.

      SECTION 12. TREASURER. The treasurer shall have the custody of the corporate funds and securities; keep full and accurate accounts of receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board; disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements; render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the Corporation; render a full financial report at the annual meeting of the stockholders if so requested; be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and perform such other duties as are given to him by the Bylaws or as from time to time are assigned to him by the Board, the chairman of the Board, the chief executive officer or the president.

      SECTION 13. ASSISTANT-TREASURER. During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the treasurer.


                         ARTICLE V - STOCK CERTIFICATES

      SECTION 1. CERTIFICATES REPRESENTING SHARES. The shares of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board, or the president or a vice-president, and by the treasurer or an assistant-treasurer, or the secretary or an assistant-secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof.

      SECTION 2. LOST OR DESTROYED CERTIFICATES. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition


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precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

      SECTION 3. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of stockholders.

      SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by Delaware statutes.

      SECTION 5. CLOSING TRANSFER BOOKS. The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten
(10) days during the thirty-day period immediately preceding (a) any stockholders' meeting, or (b) any date upon which stockholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (a) receiving notice of or voting at such meeting, or (b) allowing them to take appropriate action, or (c) entitling them to receive any dividend or other form of distribution.

      SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and to applicable law, the Corporation may, from time to time, by action of its Board, declare and pay dividends or make other distribution on its outstanding shares in cash or in its own shares or in its bonds or other property, including the shares or bonds of other corporations, except when the Corporation is insolvent or would thereby be made insolvent.

      Dividends may be declared or paid and other distributions may be made out of surplus only, except as otherwise provided by statute.


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                           ARTICLE VI - CORPORATE SEAL

      The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "Princeton Video Image, Inc., Corporate Seal 2001 Delaware." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or any corporate obligation for payment of money may be a facsimile, engraved or printed.


                            ARTICLE VII - FISCAL YEAR

      The fiscal year of the Corporation shall begin on the first day of July of each year.


                          ARTICLE VIII - BY-LAW CHANGES

      AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

      Except as otherwise provided in the Certificate of Incorporation, the Bylaws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be amended, repealed or adopted by the Board but any Bylaw adopted by the Board may be amended by the stockholders entitled to vote thereon.

      If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made.


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